EXHIBIT 11


    FRUEHAUF TRAILER CORPORATION AND SUBSIDIARIES
                 (Debtor-in-Possession)
             COMPUTATION OF LOSS PER SHARE
       (in thousands, except per share amounts)

                                 Three Months Ended    Nine Months Ended
                                    September 30,         September 30,
                                 ------------------    -----------------
                                  1996       1995      1996       1995
                                 ------     ------     ----      ------
PRIMARY:
 Average shares outstanding. .   39,462     39,198     39,296      35,316
 Net effect of dilutive stock
   options and warrants based
   on the treasury stock
   method using average
   market price . . . . . . .       -- (1)     -- (1)     -- (1)      -- (1)
                                 ------     ------     ------      ------
   Totals . . . . . . . . . .    39,462     39,198     39,296      35,316
                                 ======     ======     ======      ======
   Net loss. . . . . . . . .   $(10,264)   $(2,990)   $(8,833)     $  (42)
                                 ======     ======     ======      ======
   Primary loss per share. .     $ (.26)    $ (.08)    $ (.22)     $ (.00)
                                 ======     ======     ======      ======

FULLY DILUTED:
Average shares outstanding. .    39,462     39,198     39,296      35,316
Net effect of dilutive stock
  options and warrants based
  on the treasury stock
  method using average
  market price . . . . .            -- (1)    --  (1)     -- (1)      -- (1)
                                 ------     ------     ------      ------
   Totals . . . . . . . . .      39,462     39,198     39,296      35,316
                                 ======     ======     ======      ======
   Net loss  . . . . . . . .   $(10,264)   $(2,990)   $(8,833)     $  (42)
                                 ======     ======     ======      ======
   Fully diluted loss
     per share. . . . . . .      $ (.26)    $ (.08)    $ (.22)     $ (.00)
                                 ======     ======     ======      ======

 <F1>    Not applicable as inclusion is anti-dilutive.
